CERTIFICATE OF DECREASE AND INCREASE
                 IN AUTHORIZED SHARES PURSUANT TO NRS 78.207 OF
                         NATURAL WAY TECHNOLOGIES, INC.

     We, the undersigned President and Secretary of Natural Way Technologies, Inc., do hereby certify that:

     1. The Board of Directors of said corporation, on March 27, 2000, adopted a resolution decreasing and increasing the authorized and outstanding shares of common stock by means of a 1-for-5 reverse stock split, in accordance with the provisions of NRS 78.207, and subsequently reauthorizing the Common Stock and Preferred Stock at the amounts authorized prior to the reverse stock split.

     2. (a) The number and par value of authorized shares before the change is as follows:

          (i)  Common Stock - 50,000,000 shares authorized; $0.001 par value.

          (ii) Preferred Stock - 5,000,000 shares authorized; $0.001 par value;

          (b) The number and par value of authorized shares after the reverse stock split is as follows:

          (i)  Common Stock - 10,000,000 shares authorized; $0.005 par value.

          (ii) Preferred Stock - 1,000,000 shares authorized; $0.005 par value;

          (c) The number and par value of authorized shares after decrease and increase pursuant to Section 78.207 is as follows:

          (i)  Common Stock - 50,000,000 shares authorized; $0.001 par value.

          (ii) Preferred Stock - 5,000,000 shares authorized; $0.001 par value;

          (d) Pursuant to the change, two-tenths of a share of common stock shall be issued for each issued share of common stock prior to the change; however no shareholder holding less than 100 shares shall be subject to the reverse split.
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          (e) No fractional  shares shall be issued  pursuant to the change.  In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share.

          (f)  No  approval  of  stockholders   is  required   pursuant  to  NRS
          78.207.;however a majority of shareholders executed a written consent approving the change.

          (g) The effective date of the change is March 27, 2000.

Dated: March 27, 2000.

                                                 Natural Way Technologies, Inc.


                                                 By:
                                                    ----------------------------
                                                     Wang Wei Hua, President


                                                 By:
                                                    ----------------------------
                                                      Secretary
STATE OF                )
                        )
COUNTY OF               )

     On March 27, 2000 personally appeared before me, a Notary Public, Wang Wei Hua, who acknowledged that he executed the above document as President of Natural Way Technologies, Inc.


                                                         -----------------------
                                                         Notary Public

STATE OF                )
                        )
COUNTY OF               )

     On March 27, 2000 personally appeared before me, a Notary Public, __________________, who acknowledged that he executed the above document as Secretary of Natural Way Technologies, Inc.


                                                          ----------------------
                                                          Notary Public